EXHIBIT 32.1

Certification of Chief Executive Officer of ULURU Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of ULURU Inc. (the “Company”) on Form 10-Q/A for the period ended September 30, 2014, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of ULURU Inc. does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), that to my knowledge:

(1.)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 1, 2015	/s/ Kerry P. Gray
Kerry P. Gray
President and Chief Executive Officer
(Principal Executive Officer)